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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 2001 (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2) relating to the consolidated financial statements, which appears in the Micro Therapeutics, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Orange County, California
December 21, 2001